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                                                                    Exhibit 5.1

Phone:         (215) 569-5500

Fax:           (215) 569-5555

                                February 11, 2004

NCO Group, Inc.
507 Prudential Road
Horsham, PA 19044

     Re:  NCO Group, Inc.
          Registration Statement on Form S-4
          __________________________________

Gentlemen:

     We have acted as counsel to NCO Group, Inc. ("NCO") in connection with the Registration Statement on Form S-4 (the "Registration Statement") to be filed on February 12, 2004 by NCO pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance of up to 2,306,391 shares of common stock, no par value, of NCO (the "Shares") in connection with the proposed merger of NCPM Acquisition Corporation, a Pennsylvania corporation and a wholly owned subsidiary of NCO, with and into NCO Portfolio Management, Inc., a Pennsylvania corporation. This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In rendering this opinion, we have examined only the documents listed on Exhibit "A" attached hereto and such other documents as we deemed necessary to render this opinion. We have not performed any independent investigation other than the document examination described above. We have assumed and relied on the truth, completeness and authenticity of all documents and records examined and the genuineness of all signatures. This opinion is limited to the laws of the Commonwealth of Pennsylvania.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in the manner contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the joint proxy statement/prospectus, which is part of the Registration Statement.

                                     Very truly yours,

                                     /s/ Blank Rome LLP

                                     BLANK ROME LLP




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                                  EXHIBIT "A"

1. NCO's Amended and Restated Articles of Incorporation and all amendments thereto.

2.             NCO's Amended and Restated Bylaws and all amendments thereto.

3. Good standing certificate issued by the Secretary of the Commonwealth of Pennsylvania.

4. Resolutions adopted by NCO's board of directors relating to the transactions contemplated by the Registration Statement.

5.             NCO's Registration Statement.